The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and NetSeer Inc’s historical consolidated financial statements as adjusted to give effect to the February 6, 2017 acquisition of NetSeer Inc. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2016 give effect to the acquisition of NetSeer Inc as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 gives effect to the acquisition of NetSeer Inc as if it had occurred on January 1, 2016.
The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Registrant’s historical financial statements, which are included in the Registrant’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and NetSeer Inc’s historical information included herein.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2016

			Pro Forma		Pro Forma
	Inuvo	NetSeer	Adjustments	Notes	Combined
Assets
Current assets
Cash and cash equivalents	$3,946,804	$385,097			$4,331,901
Restricted cash	0	50,000			50,000
Accounts receivable, net	7,586,129	3,630,439			11,216,568
Prepaid expenses and other current assets	293,113	168,738			461,851
Total current assets	11,826,046	4,234,274			16,060,320

Property and equipment, net	1,615,223	286,948	(162,847)	(a)	1,739,324
Other assets
Goodwill	5,760,808		4,551,780	(b)	10,312,588
Intangible assets, net	8,343,876		4,039,000	(c)	12,382,876
Other assets	15,186				15,186
Total other assets	14,119,870	0			22,710,650
Total assets	$27,561,139	$4,521,222			$40,510,294

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$9,280,779	$4,452,194			$13,732,973
Factoring line of credit and bank note payable	0	2,389,526	(162,318)	(d)	2,227,208
Convertible notes payable and accrued interest	0	27,216,847	(27,216,847)	(e)	0
Accrued expenses and other current liabilities	2,689,640	792,598			3,482,238
Total current liabilities	11,970,419	34,851,165			19,442,419

Long-term liabilities
Deferred tax liability	3,738,500				3,738,500
Other long-term liabilities	326,428	59,731			386,159
Total long-term liabilities	4,064,928	59,731			4,124,659

Redeemable convertible preferred stock	0	30,090,112	(30,090,112)	(e)	0

Total stockholders' equity (deficit)	11,525,792	(60,479,786)	65,897,210	(e)	16,943,216
Total liabilities and stockholders' equity (deficit)	$27,561,139	$4,521,222			$40,510,294

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2016

			Pro Forma		Pro Forma
	Inuvo	NetSeer	Adjustments	Notes	Combined
Net revenue	$71,530,102	$20,853,784			$92,383,886
Cost of revenue	21,364,795	15,710,933			37,075,728
Gross profit	50,165,307	5,142,851			55,308,158
Operating expenses
Marketing costs	39,195,653	0			39,195,653
Compensation	6,830,338	7,147,395	(3,364,390)	(f)	10,613,343
Selling, general and administrative	4,996,482	3,568,575	(269,000)	(g)	8,296,057
Total operating expenses	51,022,473	10,715,970			58,105,053
Operating loss	(857,166)	(5,573,119)			(2,597,895)
Interest expense, net	(99,965)	(1,996,534)	1,784,034	(h)	(312,465)
Loss from continuing operations before taxes	(957,131)	(7,569,653)			(3,109,360
Income tax benefit	29,260	0			29,260
Net loss from continuing operations	($927,871)	($7,569,653)			($3,080,100)

Per common share data
Basic and diluted
Net loss from continuing operations	($0.040)	($2.190)			($0.110)

Weighted average shares
Basic	24,660,995	3,450,557	78,443		28,189,995
Diluted	24,660,995	3,450,557	78,443		28,189,995

A reconciliation of pro forma adjusted EBITDA to pro forma Net loss from continuing operations determined in accordance with GAAP is provided below:

Pro forma combined Adjusted EBITDA
For the year ended December 31, 2106

	Inuvo	NetSeer	Pro Forma Adjustments	Pro Forma Combined

Net loss from continuing operations	($927,871)	($7,569,653)	$3,633,390)	($4,864,134)
Interest expense, net	99,965	1,996,534	(1,784,034)	312,465
Benefit for income taxes	(29,260)	0		(29,260)
Depreciation and amortization	2,209,738	233,576		2,443,314
Stock based compensation	1,264,266	0		1,264,266
Adjusted EBITDA	2,616,838	(5,339,543)	1,849,356	($873,349)

We present Adjusted EBITDA as a supplemental measure of our performance. We defined Adjusted EBITDA as net income (loss) from continuing operations before taxes plus (i) interest expense, net, (ii) depreciation, (iii) amortization, and (iv) stock-based compensation. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1 — Basis of presentation
The unaudited pro forma condensed combined financial statements are based on Registrant’s and NetSeer Inc’s historical consolidated financial statements as adjusted to give effect to the acquisition of NetSeer Inc. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2016 give effect to the NetSeer Inc acquisition as if it had occurred on January 1, 2016. The unaudited pro forma combined balance sheet as of December 31, 2016 gives effect to the NetSeer Inc acquisition as if it had occurred on January 1, 2016.
Note 2 — Preliminary purchase price allocation
On February 6, 2017, Registrant acquired the assets of NetSeer Inc in exchange for 3,529,000 shares of Registrant’s common stock and the assumption of certain NetSeer Inc liabilities. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of NetSeer Inc based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.
The following table shows the preliminary allocation of the purchase price for NetSeer Inc to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Fair Value of consideration		$5,505,000
Cash and cash equivalents	29,329
Accounts receivable, net	2,311,983
Other current assets	216,664
Property and equipment, net	119,101
Intangible assets	4,961,000
Total identifiable assets		7,638,077
Accounts payable	(3,579,787)
Factoring credit line and bank note	(2,015,577)
Accrued liabilities and other liabilities	(1,089,493)
Total liabilities assumed		(6,684,857)
Total pro forma goodwill		$4,551,780

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
Adjustments to the pro forma condensed combined balance sheet
(a) Reflects the adjustment to property and equipment acquired from book value to fair value.
(b) Reflects the preliminary estimate of goodwill, which represents the excess of the consideration given over the fair value of NetSeer Inc’s identifiable assets acquired and liabilities assumed as shown in Note 2.
(c) Reflects the fair value adjustment of $5.0 million for intangible assets less the amortization taken in 2016. The initial valuation of the intangibles is:
Brand $119,000 1 Year
Non‐Competition Agreements $22,000 2 Years
Technology $3,600,000 5 Years
Customer Relationships $1,220,000 20 Years
The first year amortization is $922,000.
(d) Reflects the repayment of the outstanding balance of the NetSeer bank note payable and the factored receivable credit line and replaced by a drawdown of the Inuvo revolving credit line.
(e) Reflects the elimination of the NetSeer stockholders’ equity and preferred stock accounts. The acquisition was included assets and certain assumed liabilities only. All convertible notes and associated accrued interest were converted to preferred stock upon the closing of the purchase transaction.
Adjustments to the pro forma condensed statements of operations
 (f) Reflects the reduction in workforce due to elimination of NetSeer Inc management and redundant functions.
(g) Reflects the elimination of NetSeer Inc contractors and the consolidation of data centers and IT services partially offset by 2016 amortization of acquired intangibles.
(h) Reflects the replacement of the interest paid by NetSeer Inc with interest expense from the higher outstanding balance on the Inuvo revolving credit facility.